Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intuitive Surgical, Inc. of our report dated January 31, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Intuitive Surgical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ PricewaterhouseCoopers LLP
San Jose, California
July 23, 2025